SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant  x
Filed by Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as  permitted by Rule 14a-6 (e) (2))
x    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to 240.14a-11 (c) or
      240.14a-12

                         ONE Fund, Inc.
        (Name of Registrant as Specified in Its Charter)

                         ONE Fund, Inc.
           (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

x       No fee required

        Fee computed on table below per Exchange Act Rules
        14a-6(i) (4) and O-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule o-11:*

     4. Proposed maximum aggregate value of transaction:

        * Set forth the amount on which the filing fee is calculated and state how it was determined.



        Fee paid previously with preliminary materials.



        Check box if any part of the fee is offset as provided by Exchange Act Rule )-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount previously paid:

     2. Form, Schedule or Registration Statement No.

     3. Filing Party:

     4. Date Filed:

                Ohio National Financial Services

One Financial Way                  Post Office Box 237
Cincinnati, Ohio 45242             Cincinnati, Ohio 45201-0237

                    Telephone:  513-794-6100

                            ONE FUND

June 24, 1997

Dear ONE Fund Shareholder:

Enclosed are information and a proxy from your ONE Fund Board of Directors regarding the election of two directors to serve the remainder of unexpired terms of two retiring directors (Maurice Kirby and me) and the ratification of KPMG Peat Marwick LLP as independent public accountants for the Fund. These matters will be voted upon at the meeting of shareholders to be held on July 24, 1997.

Nominees to your Fund Board are John J. Palmer and Ross Love. Earlier this year Mr. Palmer joined The Ohio National Life Insurance Company as Senior Vice President, Strategic Initiatives. Previously he was a Senior Vice President of Life Insurance Company of Virginia. Mr. Love currently serves as President and Chief Executive Officer of Blue Chip Broadcasting, Ltd. Until 1996 he was Vice President of Advertising for Procter & Gamble Company. Additional information regarding Messrs. Palmer and Love is furnished in the Proxy Statement.

Both candidates will bring a wealth of business experience to the Board and will be outstanding directors. Your Board of Directors believes the nominees for director are well qualified to serve your best interests. They recommend you vote FOR the nominees. They also recommend you ratify the selection of KPMG Peat Marwick LLP as independent public accountants.

Please complete, sign and return the proxy promptly in the envelope provided. No postage is required if mailed within the United States. Your vote is important! As always, we thank you for your confidence and support.

Sincerely,
/s/ Donald J. Zimmerman
Donald J. Zimmerman
President

                         ONE Fund, Inc.
                        One Financial Way
                     Montgomery, Ohio  45242


            NOTICE OF MEETING OF SHAREHOLDERS


                          July 24, 1997


A meeting of the shareholders of ONE Fund, Inc. (the "Fund") will be held at the Fund's offices at One Financial Way, Montgomery, Ohio on July 24, 1997 at 10:00 a.m. for the following purposes:

1. To elect two Directors to serve the remainder of unexpired terms of two retiring Directors and until their respective successors shall have been elected and qualified in accordance with the by-laws of the Fund;

2. To ratify or reject the selection of KPMG Peat Marwick LLP as independent public accountants for the Fund for the fiscal year ending June 30, 1997; and

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 6, 1997, are entitled to notice of, and to vote at, the meeting.

For reasons given in the attached Proxy Statement, your Board of Directors recommends a vote FOR the proposals.


                                   /s/ Ronald L. Benedict
                                   Ronald L. Benedict
                                   Secretary

Montgomery, Ohio
June 24, 1997

                         ONE Fund, Inc.
                        One Financial Way
                     Cincinnati, Ohio  45242

                         Proxy Statement

                     Meeting Of Shareholders
                          July 24, 1997

  This Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ONE Fund, Inc. (the "Fund"), for use at the meeting of shareholders of the Fund to be held on July 24, 1997, and at any and all adjournments thereof. This statement is being mailed to shareholders of the Fund on or about June 24, 1997.

    Proxies will be solicited primarily by delivering this statement and its enclosures to the shareholders of record. Printing, mailing and legal costs of this solicitation will be borne by the Fund; all other costs will be borne by the investment adviser, Ohio National Investments, Inc. (the "Adviser"). No extra compensation will be paid to employees of the Fund for soliciting proxies.

   Each proxy may be revoked at any time prior to being voted by giving written notice to the Secretary of the Fund, or by the shareholder's appearing in person at the meeting and notifying the Secretary of his or her intent to revoke the proxy. Any later dated proxy will revoke an earlier one. All proxies which are properly executed and received in time and not so revoked will be voted at the meeting in accordance with the instructions thereon, if any. If a proxy is returned and no specification is made, the proxy will be voted in favor of the proposals and for the election of the Directors.

   Each shareholder of record at the close of business on June 6, 1997 is entitled to one vote for each share held. As of June 6, 1997, the number of shares issued and outstanding as to each portfolio of the Fund were as shown below. Because of its ownership of a substantial number of shares, The Ohio National Life Insurance Company ("ONLI") is a controlling person of the Fund and of each portfolio thereof other than the International Portfolio. The number of shares owned by ONLI, and their percentages of all outstanding shares, are shown below.

                       Total Shares     Shares Owned           Percent
Portfolio              Outstanding      by ONLI                of Total
Money Market           14,640,606      5,515,918                 37.7%
Tax-Free Income           615,165        554,051                 90.1
Income                    679,418        511,428                 75.3
Income & Growth           886,236        348,524                 39.3
Growth                    769,873        240,532                 31.2
Small Cap                 394,081        211,609                 53.7
International           1,241,493            123                  0.0
Global Contrarian         553,713        267,149                 48.2
Core Growth               551,328        250,100                 45.4

Total for Fund         20,331,913      7,899,434                 38.9%

                      Summary of Proposals

    Briefly summarized, the purpose of the meeting is for shareholders to vote on the following proposals:

   1.   To  elect  two Directors.  The nominees are listed  below
under  "Director  Nominees."   Each  nominee  will  be  voted  on
separately. The combined votes of the shareholders of all nine portfolios will apply to the election of each nominee.

   2. To ratify or reject the selection of KPMG Peat Marwick LLP as independent public accountants for the Fund for the fiscal year ending June 30, 1997. The combined votes of the shareholders of all nine portfolios will apply to this proposal.

   Approval with respect to each issue requires approval by a majority vote of the eligible shareholders for that issue. Under the Investment Company Act of 1940 (the "1940 Act"), a majority vote means the concurrence of the lesser of (a) 67% of the shares represented in person or by proxy at a meeting where more than 50% of the outstanding shares are so represented or (b) 50% of all the outstanding shares.

  The Fund Board recommends their approval by the shareholders.

                      Election Of Directors
   At the meeting, two Directors are to be elected to hold office until the 1999 meeting of shareholders and until their respective successors have been elected and qualified. The nominees for election as Directors are listed under "Director Nominees." The Fund has no nominating committee. Nominations are made by the Board. Each of the candidates for Director will be voted on, individually, by all the shareholders voting as a whole and not by portfolios.

   It is the intention of the persons named in the enclosed form of proxy to vote for the election of the nominees. The nominees have consented to being named in this proxy statement and to serving as Directors if elected. Should either of them become unable or unwilling to accept election, the persons named in the proxy will exercise their voting power in favor of such other persons as the Board of Directors may recommend. It is not contemplated that either of the nominees will be unable to serve if elected.

   As of June 6, 1997, Mr. Benedict owned 472 shares of the Fund and Mr. Zimmerman owned 6,131 shares of the Fund. None of the other Directors or nominees owned any shares of the Fund as of that date.

                    Compensation of Directors

   Directors who are not affiliated with ONLI or the Adviser received aggregate remuneration of $13,800 during 1996. The Board of Directors met four times and all of the Directors then serving were present at each of those meetings in 1996. It is estimated that this remuneration will aggregate $13,800 during 1997. Directors and officers of the Fund who are affiliated with ONLI or the Adviser receive no compensation from the Fund. For the fiscal year ending June 30, 1996, the Directors were compensated as follows:

                                Aggregate
                               Compensation     Total Compensation
Name and Position             From the Fund     from Fund Complex*

James E. Baker                  $ 2,300              $ 7,500
Director

Ronald L. Benedict                 None                None
Director and Secretary

George E. Castrucci               $4,600             $15,000
Director

Maurice H. Kirby, Jr.             $4,600             $15,000
Director

George M. Vredeveld               $2,300              $7,500
Director

Donald J. Zimmerman                None                None
Director and President


*The "Fund Complex" consists of the Fund and Ohio National Fund, Inc. ("Ohio National Fund").

                     Committees of the Board

The Board of Directors has no nominating or compensation committees. These functions are performed by the Board as a whole. The only committee of the Board is the Audit Committee, which consists of those Directors who are not affiliated with ONLI, ONLAC or the Adviser. The functions of the Audit Committee are to recommend the engagement or discharge of the independent auditors and to review with the independent auditors the plan and results of the auditing engagement. The Audit Committee met twice during 1996. All three of the committee members, and representatives of the independent auditors, were present for both meetings.

                               Director Nominees

                         Principal Occupation And                      Director
Name              Age       Other Positions                             Since

Ross Love         51     President & CEO, Blue Chip Broadcasting,        1997
                         Ltd.; Director of the Fund and of Ohio
                         National Fund; Trustee, Health Alliance
                         of Greater Cincinnati; Director, Partnership for a Drug Free America(Chairman of African-
                         American Task Force); Advisory Board,
                         Syracuse University School of Management;
                         Director, Association of National
                         Advertisers; For 9 years until 1996 was Vice
                         President of Advertising, Procter & Gamble Co.

John  J.          58     Senior Vice President,
Palmer *                 Strategic Initiatives of  ONLI                    N/A
                         and ONLAC; President & CEO and Director of
                         Ohio National Equities, Inc. ("ONE, Inc.");
                         President & CEO and Director of O.N. Equity
                         Sales Co.("ONESCO"); President and Director of O.N. Investment Management Co.;
                         President-elect of the Fund and of Ohio National
                         Fund; For 16 years until 1997 was Senior
                         Vice President of Life Insurance Company of Virginia.

                             Continuing Directors

                         Principal Occupation And                    Director
Name           Age           Other Positions                          Since

Ronald L.     55         Secretary of the Fund; Second Vice              1992
Benedict *               President & Counsel of ONLI; Director
                         and Secretary of ONE, Inc.; Secretary
                         of the Adviser; Secretary of ONLAC;
                         Director and Secretary of Ohio National
                         Fund.

George  E.    59         Business consultant and private investor.       1993
Castrucci                Formerly President and Chief Operating
                         Officer of Great American Communications Co.
                         and Chairman and Chief Executive Officer of Great American Broadcasting Co.;
                         Chairman and Director of Baldwin Piano and
                         Organ Co.; Director of Benchmark Savings
                         Bank; General Partner of GTOO, LLP;
                         Director of Ohio National Fund.

George  M.    54         Professor of Economics, University of           1996
Vredeveld                Cincinnati; Director of the Center for
                         Economic Education; Private consultant;
                         Director of Benchmark Savings Bank;
                         General Partner of GTOO, LLP;
                         Director of Ohio National Fund.

*Messrs. Benedict and Palmer are "interested persons" within the meaning of the
1940  Act.   They are "affiliated persons" of the Fund because  they  are  Fund officers and Mr. Benedict is Secretary of the Adviser.

                                Other Officers

                         Principal Occupation And                      Director
Name           Age           Other Positions                             Since

Joseph  P.     61       Vice President of the Fund; Senior Vice           1992
Brom                    President and Chief Investment Officer of
                        ONLI and ONLAC; Director and President of the Adviser; Vice President of Ohio
                        National Fund.

Michael  A.    54       Vice President of the Fund; Vice President,       1992
Boedeker                Fixed Income Securities of ONLI and ONLAC;
                        Director and Vice President of the Adviser;
                        Vice President of Ohio National Fund.

David  G.      43       Vice President of the Fund; Vice President,       1992
McClure                 Variable Product Sales of ONLI; Vice
                        President of Marketing of ONESCO; Director and Vice President of O.N. Investment
                        Management Co.; Director and Vice President of
                        ONE Fund, Inc.

Dennis  R.     49       Treasurer of the Fund; Financial Officer          1993
Taney                   of ONLI; Treasurer of the Adviser; Treasurer
                        of Ohio National Fund.

Stephen T.     43       Vice President of the Fund; Senior Investment     1992
Williams                Officer & Portfolio Manager of ONLI; Director
                        and Vice President of the Adviser; Vice
                        President of Ohio National Fund.

Donald  J.     59       President of the Fund and of Ohio  National       1992
Zimmerman               Fund; Senior Vice President, Individual
                        Insurance and Secretary of ONLI and ONLAC.

                  Investment Advisory Services

   The Adviser is a wholly-owned subsidiary of ONLI. Under the Investment Advisory Agreement between the Adviser and the Fund, the Adviser regularly furnishes to the Board recommendations with respect to an investment program consistent with the Fund's investment policies. Upon approval of an investment program by the Board, the Adviser implements the program by placing orders for the purchase and sale of securities. The Adviser also provides the Fund with office space, necessary clerical personnel (other than those provided by agreements between the Fund and Star Bank (Cincinnati, Ohio), which serves as custodian and American Data Services, Inc. (Huntington, NY) which serves as transfer agent and servicing agent for the Fund), and services of executive and administrative personnel.

  Under a Service Agreement among the Fund, the Adviser and ONLI, ONLI has agreed to furnish the Adviser, at cost, such research facilities, services and personnel as may be needed by the Adviser in connection with its performance under the Investment Advisory Agreement. The Adviser has agreed to reimburse ONLI for its expenses in this regard. The Fund has not paid the Adviser any compensation for services other than under the Investment
Advisory Agreement during the last fiscal year. The only such compensation paid to affiliates of the Adviser during the fiscal year ending June 30, 1996, was $158,923 paid to The O.N. Equity Sales Co. under the Fund's 12b-1 Plan and $245,079 paid to O.N. Investment Management Co., the Adviser's predecessor as the Fund's investment adviser. The address of the Adviser, ONLI, ONLAC and the Fund is One Financial Way, Cincinnati, Ohio 45242.

   The president of the Adviser is Joseph P. Brom. The Adviser's directors are Mr. Brom, Michael A. Boedeker, Michael D. Stohler and Stephen T. Williams. Messrs. Brom, Boedeker, Stohler and Williams are principally employed as investment officers of ONLI. Messrs. Brom, Boedeker and Williams are also vice presidents of the Fund. The Adviser's secretary, Ronald L. Benedict, is also the secretary and a director of the Fund. The business address of each of these individuals is One Financial Way, Cincinnati, Ohio 45242.

   The Investment Advisory Agreement and Service Agreement were both entered into as of May 1, 1996. They were submitted to and approved by the shareholders of the Core Growth Portfolio on October 31, 1996, by the shareholders of the International Portfolio on April 30, 1996 and by the shareholders of each of the other portfolios on March 28, 1996.

  As compensation for its services, the Adviser receives from the Fund annual fees on the basis of each portfolio's average daily net assets during the quarterly period for which the fees are paid based on the following schedule: (a) for those assets held in the Income, Income & Growth and Growth Portfolios, the fee is at an annual rate of 0.50% of the first $100 million of those assets in each portfolio, 0.40% of the next $150 million and 0.30% of assets over $250 million; (b) as to assets held in the Money Market Portfolio, the fee is at an annual rate of 0.30% of the first $100 million of such assets, 0.25% of the next $150 million, and 0.20% of assets over $250 million; (c) for assets held in the Tax-Free Income Portfolio, the fee is at an annual rate of 0.60% of the first $100 million of those assets, 0.50% of the next $150 million, and 0.40% of assets over $250 million; (d) for assets held in the Small Cap Portfolio, the fee is at an annual rate of 0.65% of the first $100 million, 0.55% of the next $150 million, and 0.45% of assets over $250 million; (e) for assets held in the International and Global Contrarian Portfolios, the fee is at an annual rate of 0.90% of assets in each portfolio; and (f) for assets held in the Core Growth Portfolio, the fee is at an annual rate of 0.95% of the first $150 million of assets and 0.80% of assets over $150 million. However, the Adviser is presently voluntarily waiving 0.15% of its fees in connection with the Money Market, Tax-Free Income, Income, Income & Growth, Growth, and Small Cap Portfolios.

   Under the Investment Advisory Agreement, the Fund authorizes the Adviser to retain sub-advisers for the International, Global Contrarian and Core Growth Portfolios, subject to the approval of the Fund's Board of Directors. The Adviser has entered into a Sub-advisory Agreement with Societe Generale Asset Management
Corp.   to  manage  the  investment  and  reinvestment   of   the
International and Global Contrarian Portfolios' assets, subject to the supervision of the Adviser. As compensation for their sub-
advisory  services,  Societe  Generale  Asset  Management   Corp.
receives from the Adviser fees at the annual rate of 0.75% of each of those Portfolios' average daily net assets during the month for which the fee is paid.

   The Adviser has entered into a Sub-Advisory Agreement with Pilgrim Baxter & Associates, Ltd. to manage the investment and reinvestment of the Core Growth Portfolio's assets, subject to the supervision of the Adviser. As compensation for their sub-advisory services, Pilgrim Baxter & Associates, Ltd. receives from the Adviser compensation at the annual rate of 0.75% of the first $50 million, 0.70% of the next $100 million and 0.50% of the average daily net assets of that portfolio in excess of $150 million during the month for which the fee is paid. This Sub-Advisory Agreement was approved by the shareholders of the Core Growth Portfolio on October 31, 1996.

   The  Sub-Advisory Agreements were approved by the shareholders
of   the   International,  Global  Contrarian  and  Core   Growth
Portfolios on the same dates as listed above for approval of the Investment Advisory Agreement.

    All of these agreements are reviewed and approved for continuance by the Board of Directors each year. The agreements were most recently reviewed by the Board and approved for continuance on August 22, 1996 (the Board initially approved the agreements for the Core Growth Portfolio on that date), by a unanimous vote of all the Directors cast in person at a Board meeting called for the purpose of voting on that continuance and approval. Each of these agreements provides for automatic termination in the event of its assignment.

   In addition to the Fund, the Adviser is also the investment adviser to Ohio National Fund, which presently consists of the following portfolios:

                    Ohio National Fund

           Portfolio             Assets (6/6/97)
         Equity                   $262,210,373
         Money Market               24,740,313
         Bond                       19,815,232
         Omni                      167,642,888
         International             162,910,815
         Capital Appreciation       46,964,580
         Small Cap                  44,168,061
         Global Contrarian          14,168,742
         Aggressive Growth          14,769,005
         Core Growth                 6,375,261
         Growth & Income             5,276,046
         S&P 500 Index               8,951,080
         Social Awareness            2,438,138
         Strategic Income            2,176,030
         Stellar                     2,340,122
         Relative Value              2,975,425


   As compensation for its services to Ohio National Fund, the Adviser receives from Ohio National Fund annual fees on the basis of each portfolio's average daily net assets during the quarterly period for which the fees are paid based on the following schedule: (a) for each of the Equity, Bond, Omni and Social Awareness Portfolios, 0.60% of the first $100 million of each of those Portfolios' net assets, 0.50% of the next $150 million of net assets, 0.45% of the next $250 million of net assets, 0.40% of the next $500 million of net assets, 0.30% of the next $1 billion  of net assets, and 0.25% of net assets over $2  billion;
(b) for the Money Market Portfolio, 0.30% of the first $100 million of net assets, 0.25% of the next $150 million of net assets, 0.23% of the next $250 million of net assets, 0.20% of the next $500 million of net assets, and 0.15% of net assets over $1 billion; (c) for the International, Global Contrarian and Relative Value Portfolios, 0.90% of each Portfolio's net assets;
(d) for the Capital Appreciation, Small Cap, Aggressive Growth and Strategic Income Portfolios, 0.80% of each Portfolio's net assets; (e) for the Core Growth Portfolio, 0.95% of the first $150 million of net assets, and 0.80% of net assets over $150 million; (f) for the Growth & Income Portfolio, 0.85% of the first $200 million of net assets, and 0.80% of net assets over $200 million; (g) for the S&P 500 Index Portfolio, 0.40% of the first $100 million of net assets, 0.35% of the next $150 million of net assets, and 0.33% of net assets over $250 million; and (h) for the Stellar Portfolio, 1.00% of that Portfolio's net assets. However, as to the Money Market Portfolio of Ohio National Fund, the Adviser is presently waiving any of its fee in excess of 0.25%.

              Ratification Of Selection Of Auditor

   The Board of Directors, including all Directors who are not "interested persons" of the Fund, have selected KPMG Peat Marwick LLP as independent auditors for the Fund with respect to its operations for the fiscal year ending June 30, 1997. Their selection is submitted for ratification or rejection by the shareholders. KPMG Peat Marwick LLP have been the independent auditors for the Fund since its organization and do not have any direct or indirect financial interest in the Fund. Representatives of KPMG Peat Marwick LLP are expected to attend the shareholders' meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions. The ratification of the selection of the independent auditors will be voted on by all the shareholders voting as a whole and not by portfolios.

           Other Matters Which May Come Before Meeting

   Management is not aware of any other matters which may come before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                      Financial Statements

   The  Fund's  annual and semi-annual reports are  sent  to  all
shareholders.   The  Fund's most recent  annual  and  semi-annual
reports are also available free upon request by contacting ONE Fund, Inc., P.O. Box 237, Cincinnati, Ohio 45201 (telephone 1-800-578-8078).

                      Shareholder Proposals

   As a registered investment company incorporated under Maryland law, the Fund is not required to hold annual meetings of shareholders. The Fund generally intends to hold a meeting of shareholders every three years for the purpose of electing Directors and it will hold special meetings as required or deemed desirable. The date of the next meeting for the purpose of electing Directors cannot be stated with certainty, but it is anticipated to be during the first quarter of 1999. A shareholder may have included in the proxy statement for the next meeting of shareholders certain proposals for shareholder action with he or she intends to introduce at such meeting. Notice of any shareholder proposal must be received by the Fund no later than 120 days prior to a meeting of shareholder in order for the proposal to be included in the proxy solicitation materials for that meeting.

                         ONE Fund, Inc.

I (we) acknowledge receipt of a copy of the Notice of Shareholders' Meeting, Proxy Statement and semi-annual report, and appoint each of Ronald L. Benedict and Donald J. Zimmerman to be my (our) proxies and attorneys with full power of substitution and revocation to vote my (our) ONE Fund, Inc. shares at the meeting of shareholders to be held on July 24, 1997, and at any adjournments thereof, as specified below, and in accordance with their best judgment on any other business that may properly come before the meeting. This proxy relates to a solicitation by the Board of Directors.

1.   To elect the following as Directors:

  A.   _____For       _____ or Against       Ross Love

  B.   _____For       ----- or Against       John Palmer


2. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants:

       _____For        _____ or Against         _____ or Abstain



Dated ____________________ , 1997___________________________________________
                                            Signature of Shareholder(s)



Please sign your name as it appears on the back of this form. If signing for an estate, trust or corporation, state your title or capacity. If joint owners, each should sign. Please return this proxy in the envelope provided.